                         SUBSIDIARIES OF THE CORPORATION
                             As of December 30, 2000

Name                                       State or other jurisdiction of organization
-------------------------------------      -------------------------------------------
IDSC Holdings, Inc.                        Wisconsin
SB Tools S.a.r.l.                          Luxembourg
Snap-on Global Holdings, Inc.              Delaware
Snap-on Holdings AB                        Sweden
Snap-on International Finance Company      Ireland
Snap-on Logistics Company                  Wisconsin
Snap-on Technologies, Inc.                 Illinois
Snap-on Tools Company                      Wisconsin
Snap-on Tools International, Ltd.          U.S. Virgin Islands
